SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): November 23, 1998
                                                 (November 20, 1998)


                                HEALTH POWER, INC.
           (Exact name of registrant as specified in its charter)


     Delaware                         0-23220                   31-1145640
(State or other jurisdiction        (Commission               (IRS Employer
of incorporation)                   File Number)            Identification No.)

1209 Orange Street, Wilmington, Delaware                          19801
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:  (302) 658-7581


                                     No Change
        (Former name or former address, if changed since last report)




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Item 5.           Other Events.

         The information contained in the press release filed as Exhibit 99 is incorporated herein by reference.

Item 7.           Financial Statements and Exhibits.

                  (c)      Exhibits.

Exhibit
No.               Description of Exhibit

99                Press release issued November 20, 1998.



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            HEALTH POWER, INC.



Date:  November 23, 1998                    By /s/ Ronald J. Wurtz
                                            ----------------------------------
                                            Ronald J. Wurtz,
                                            Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit
No.               Description of Exhibit

99                Press release issued November 20, 1998.

                                   EXHIBIT 99


                    HEALTH POWER REPORTS ODHS APPROVAL DENIED
               FOR SALE OF ITS HAMILTON COUNTY MEDICAID MEMBERSHIP

         Columbus, Ohio, November 20, 1998. Health Power, Inc. (Nasdaq: HPWR) today reported that the Ohio Department of Human Services (ODHS) has denied its request for approval of the previously announced sale by the Company's HMO of its Medicaid membership in Hamilton County, Ohio, to Dayton Area Health Plan
(DAHP). ODHS was forced to deny the request after Medical Mutual of Ohio gave notice to ODHS on November 12, 1998, that Medical Mutual wished to immediately withdraw as a Medicaid provider for Hamilton County. Federal regulations require states to have at least two managed care plans operating in each county where Medicaid managed care enrollment is mandatory, such as in Hamilton County, in order for Medicaid recipients to have adequate choice. If the proposed transfer to DAHP would have gone through, there would have been only one managed care plan in Hamilton County.

         In its denial letter to Dr. Bernard F. Master, Health Power's chairman, ODHS stated that its "overriding concern at this point must be the continuation of the mandatory enrollment program in Hamilton County. This mandatory program has been in operation since April 1995 and we believe that in the best interests of the enrollees, providers, and the community all possible efforts must be made to have this program continue."

         Commenting on the denial, Dr. Master said, "This does not change our intention to exit the HMO business." Health Power is continuing its discussions with DAHP regarding possible alternative structures for a transaction that would allow for ODHS approval, as well pursuing discussions with other potential purchasers interested in the Hamilton County Medicaid market. However, these discussions are all in their preliminary stages at this time, and no assurance can be given that a transaction will occur in the immediate future with respect to the HMO's Hamilton County Medicaid membership. In addition, management is in serious discussions with a potential purchaser of its Franklin County membership and its related license. However, no definitive agreement has been reached and the timing of any such agreement is uncertain.

         Except for historical information, all other information provided in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These "forward-looking statements" are subject to uncertainties which could cause actual results to differ materially from those projected or implied. The most significant of such uncertainties are described in the Company's Form 10-K, Form 8-K, and Form 10-Q and exhibits to those reports.

         Health Power, Inc. is a managed care holding company whose operating subsidiaries are Health Power HMO, Inc., CompManagement, Inc., and CompManagement Health Systems, Inc. The HMO provides comprehensive health care services to its members and enrollees in Ohio counties in and around the cities of Columbus, Dayton, and Cincinnati.

         CompManagement, Inc. and its subsidiary, CompManagement Health Systems, Inc., offer claims management, medical cost containment, and managed care services to employers with respect to their workers' compensation and unemployment compensation claims. CompManagement, Inc. provides its services to over 13,000 employers located in all 88 Ohio counties. CompManagement Health Systems, Inc. is a state-certified MCO and provides, among other things, claims review and processing for workers' compensation claims, bill review and payment with respect to physician and hospital charges, quality assurance programs, medical management, and cost containment services for 19,000 employers in all 88 counties in Ohio.

Contact: Ronald J. Wurtz or Dr. Bernard F. Master of Health Power, Inc., (614) 461-9900.